                                                                EXHIBIT(a)(5)(i)
                                                               Form of Letter to
                                             Brokers, Dealers, Commercial Banks,
                                              Trust Companies and Other Nominees

                           OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK OF
                            UGLY DUCKLING CORPORATION
                       COMMON STOCK AT $2.51 NET PER SHARE



THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN STANDARD TIME, ON DECEMBER 27, 2001 UNLESS THE OFFER IS EXTENDED.


November 26, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

      I am enclosing the material below in connection with my offer to purchase all outstanding shares of Common Stock, $.001 par value per share (the "Shares"), of Ugly Duckling Corporation, a Delaware corporation, at a purchase price of $2.51 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 26, 2001, and the Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

      Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

      Enclosed for your information and use are copies of the following documents:


            1.    Offer to Purchase, dated November 26, 2001;

            2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares, including the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

            3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to Computershare Trust Company, Inc. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date; and

            4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

            5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

            6.    Return envelope addressed to the Depositary.


PLEASE CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., MOUNTAIN STANDARD TIME, ON DECEMBER 27, 2001 UNLESS THE OFFER IS EXTENDED.


      In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the DTC (as defined in the Offer to Purchase)), (ii) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed or an agent's message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and (iii) any other required documents.

      If a holder of Shares wishes to tender, but cannot deliver such holder's certificates or other required documents, or cannot comply with the procedure for book-entry transfer, prior to the expiration of the Offer, a tender of Shares may be effected by following the guaranteed delivery procedure described in the Offer to Purchase under the heading "THE OFFER - Procedures for Tendering Shares".

      I will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and Morrow & Co., Inc., which is acting as Information Agent for the Offer (the "Information Agent") as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, upon request, you will be reimbursed for reasonable and necessary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. I will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to me pursuant to the Offer, except as otherwise provided in the Offer to Purchase.

      Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained by contacting, the Information Agent at the address and telephone numbers set forth in Section 16 of the Offer to Purchase.


                                        Very truly yours,

                                        Ernest C. Garcia II


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU OR ANY OTHER PERSON TO ACT ON BEHALF OF OR AS THE AGENT OF ERNEST C. GARCIA II, OR HIS AFFILIATES, THE DEPOSITARY OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.


Enclosures


                                       2